UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 26, 2010

Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
309 North Fifth Street
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 26, 2010, Supertel Hospitality, Inc. (the “Company”) entered into a Standby Equity Distribution Agreement (the “SEDA”) with YA Global Master SPV Ltd. (“YA Global”), a fund managed by Yorkville Advisors, LLC.  Pursuant to the SEDA, YA Global has agreed to purchase up to $10.0 million (which may be increased to $20.0 million upon written notice from the Company to YA Global prior to March 26, 2011) (the “Commitment Amount”) of newly issued Company common stock, par value $0.01 per share (“Common Stock”), if notified to do so by the Company in accordance with the terms and conditions of the SEDA.  Unless terminated earlier, the SEDA will automatically terminate on the earlier of April 1, 2012 or the date on which the aggregate purchases by YA Global under the SEDA total the Commitment Amount. The amount of Common Stock issued or issuable pursuant to the SEDA, in the aggregate, cannot exceed 4,400,464 shares of Common Stock, which is less than 20% of the aggregate number of outstanding shares of Common Stock.  The Common Stock will be sold pursuant to the Company’s registration statement on Form S-3 (333-147310).

The Company may require YA Global to purchase Common Stock from time to time, with at least five trading days between each sale, by delivering an advance notice to YA Global, specifying in such notice the portion of the Commitment Amount being requested by the Company (the “Advance”).  The maximum for each Advance cannot exceed $500,000 unless a greater amount is agreed to by the Company and YA Global.  The number of shares of Common Stock issuable in connection with each Advance is computed by dividing the Advance, as applicable, by the purchase price for such Common Stock.

For each share of Common Stock purchased under the SEDA, YA Global will pay ninety-six percent (96%) of the lowest daily volume weighted average price (“VWAP”) of the Common Stock on the Nasdaq Stock Market during the five consecutive trading days after the date the Company delivers the Advance to YA Global.  For each Advance, the Company may indicate a minimum acceptable price (the “Minimum Price”).  If on any trading day during the pricing period, the VWAP for the Common Stock is below the Minimum Price, the Advance will be reduced by 20% for each such trading day (an “Excluded Day”).  In addition, each Excluded Day will be excluded from the pricing period for purposes of determining the market price.

The Agreement does not impose any restrictions on the Company’s operating activities.  During the term of the Agreement, YA Global is prohibited from engaging in any short selling or derivative transactions related to the Company’s common stock.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.
10.1	Standby Equity Distribution Agreement dated as of March 26, 2010 between YA Global Master SPV Ltd. and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: March 31, 2010	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Standby Equity Distribution Agreement dated as of March 26, 2010 between YA Global Master SPV Ltd. and the Company.